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                                                                    EXHIBIT 4.18


                                                                  EXECUTION COPY

                                DEALER AGREEMENT


         THIS DEALER AGREEMENT, dated as of March 4, 1998 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), among DOLLAR THRIFTY FUNDING CORP., an Oklahoma corporation ("DTFC" or the "Company"), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), CREDIT SUISSE FIRST BOSTON CORPORATION, a Massachusetts corporation ("CSFB"), as a dealer, and CHASE SECURITIES INC., a Delaware corporation ("Chase"), as a dealer (each of CSFB and Chase a "Dealer" and, together with any other dealers for Commercial Paper Notes engaged by DTFC from time to time that agree to become parties hereto and to the Collateral Agreement (such capitalized term and the other capitalized terms used and not defined herein shall have the meanings assigned thereto pursuant to Section 1 hereof), collectively, the "Dealers").

                              W I T N E S S E T H:

         WHEREAS, the Company has requested each Dealer to act as a commercial paper dealer for the Company's secured notes with maturities of up to 58 days from date of issue (collectively, the "Commercial Paper Notes").

         WHEREAS, the Commercial Paper Notes will be represented by either individual note certificates in physical form ("Certificated Notes") or a master note (the "Master Note") issued by the Company pursuant to that certain Depositary Agreement, dated as of March 4, 1998, between the Company and Bankers Trust Company, a New York banking corporation, as Depositary (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and in effect, the "Depositary Agreement"). Commercial Paper Notes represented by a master note shall be referred to herein as "Book-Entry Notes". Certificated Notes shall be issued substantially in the form of Exhibit A to the Depositary Agreement, while the Master Note shall be issued substantially in the form of Exhibit E to the Depositary Agreement.

         WHEREAS, each Dealer has indicated its willingness to act as dealer for the Commercial Paper Notes, subject to the satisfactory completion of such investigation and inquiry into the Company's business as each Dealer deems appropriate under the circumstances.

         NOW THEREFORE, in consideration of the premises and the agreements herein contained, and for due and adequate consideration which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:

         1. Certain Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into,
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(i) the Definitions List attached as Annex A to that certain Liquidity
Agreement, dated as of March 4, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Liquidity Agreement"), among the Company, certain financial institutions as Liquidity Lenders and Credit Suisse First Boston, a Swiss banking corporation, as the Liquidity Agent for the Liquidity Lenders, as such Definitions List may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms of the Liquidity Agreement, (ii) the Series 1998-1 Supplement, dated as of March 4, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Series 1998-1 Supplement"), between Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), as issuer, and Bankers Trust Company, a New York banking corporation, as trustee (in such capacity, the "Trustee") and enhancement agent (in such capacity, the "Enhancement Agent"), to the Base Indenture, dated as of December 13, 1995 (as amended as of December 23, 1997, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), between RCFC and the Trustee, and
(iii) the Definitions List attached as Schedule 1 to the Base Indenture, as such Definitions List may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture, provided that to the extent, if any, that any capitalized term used but not defined herein has a meaning assigned to such term in more than one of the documents referred to in clauses (i) though (iii) above, then (x) if a meaning is assigned to such term in the Definitions List attached as Annex A to the Liquidity Agreement, such meaning shall apply herein, and (y) if a meaning is not assigned to such term in the Definitions List attached as Annex A to the Liquidity Agreement, then the meaning assigned to such term in the Series 1998-1 Supplement shall apply herein.

         2. Appointment as Dealer. (a) The Company hereby appoints the Dealers as dealers for the Commercial Paper Notes and acknowledges that the Dealers shall have the right to assist the Company in the sale or placement of the Commercial Paper Notes during the term of this Agreement. The Company agrees that during the period the Dealers are acting as the Company's dealers hereunder, the Company shall not directly contact or solicit potential investors to purchase the Commercial Paper Notes. The Company further agrees during such period that it will not engage any person or party other than the Dealers to assist in the sale or placement of the Commercial Paper Notes unless any such additional dealer enters into an agreement with the Company that is in form and substance substantially similar to this Agreement. The Company further agrees to provide the Dealers with a copy of any such other agreement immediately following the execution thereof. While the Dealers shall not have any obligation to purchase, as principal, Commercial Paper Notes from the Company, or to offer or sell any Commercial Paper Notes, under any circumstances, and while the Company shall have no obligation to sell Commercial Paper Notes to, or to arrange sales of Commercial Paper Notes through, the Dealers, each Dealer may, from time to time, with the consent of the Company (oral or written), purchase in its sole discretion Commercial Paper Notes, as principal, from the Company.


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         (b) The Company and each Dealer respectively agree that any Commercial
Paper Notes, the placement of which such Dealer arranges or which are purchased by such Dealer, shall be placed or purchased by such Dealer in reliance on the representations, warranties, covenants and agreements of the Company contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein. All transactions involving the Commercial Paper Notes between a Dealer and the Company shall be in accordance with the generally accepted custom and practice prevailing in the commercial paper market at such times.

         (c) Upon receipt of instructions from the Company, each Dealer will solicit purchases of such principal amount of the Commercial Paper Notes and with such discounts, interest rates and maturities as the Company and such Dealer shall agree upon from time to time during the term of this Agreement. Such Dealer shall have no liability to the Company in the event any such purchase is not consummated for any reason. Unless otherwise instructed by the Company, each Dealer will periodically communicate to the Company, orally or in writing, the aggregate purchase of Commercial Paper Notes arranged by such Dealer with third party investors, other than offers rejected by such Dealer. Each Dealer shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Commercial Paper Notes, in whole or in part.

         (d) The Company may instruct any Dealer to suspend solicitation of purchases of Commercial Paper Notes at any time (other than Commercial Paper Notes held by any Dealer as principal). Upon receipt of such instruction, such Dealer will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

         3. Offers and Sales of the Commercial Paper Notes. The Commercial Paper Notes are to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 3(a)(3) thereof. The Dealers and the Company hereby establish the following procedures in connection with the offer and sale or resale of the Commercial Paper Notes:

         (a) No sale of Commercial Paper Notes to any one purchaser will be for less than $100,000 face amount and no Commercial Paper Note will be issued in a smaller face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $100,000 face amount of the Commercial Paper Notes.

         (b) The Commercial Paper Notes will bear such interest rates (if interest-bearing), or will be sold at such discounts from their face amounts, as shall be mutually agreed to by the Company (after consultation with DTAG) and the Dealers at the time of each proposed purchase or placement.

         (c) The proceeds from the sale of the Commercial Paper Notes will be used by the Company for current transactions within the meaning of Section 3(a)(3) of the Act.


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         (d) The Commercial Paper Notes will be issued by the Company in the ordinary course of its business and financial affairs, will have a maturity at the time of issuance of not more than fifty-eight (58) days (exclusive of days of grace) and will not contain any provision for automatic "rollover".

         (e) In connection with the offer and sale of the Commercial Paper Notes from time to time, offering materials will be prepared by the Company, including vehicle experience reports, a commercial paper offering memorandum (as supplemented or otherwise modified or substituted or replaced from time to time, the "Offering Memorandum") relating to the Company and the transactions contemplated by the CP Program Documents. Such vehicle experience reports, the Offering Memorandum and the audited balance sheets and statements of income, retained earnings and cash flows of DTAG and its Subsidiaries on a consolidated basis for the two most recent fiscal years with respect to which such information is available and the notes thereto and the unaudited balance sheets and statements of income, retained earnings and cash flows of DTAG and its Subsidiaries on a consolidated basis as of the end of the most recent fiscal quarter with respect to which such information is available and the corresponding fiscal quarter for the immediately prior year, together with any other documents approved by the Company for distribution to each purchaser or prospective purchaser of the Commercial Paper Notes and all documents incorporated therein are referred to collectively herein as the "Offering Materials". Each Dealer shall make a copy of such Offering Materials available to each purchaser or prospective purchaser of the Commercial Paper Notes. The Offering Materials will describe, among other things, (i) the Commercial Paper Notes, (ii) the proposed use of proceeds of sale of the Commercial Paper Notes,
(iii) the business of the Company, and (iv) the terms of and parties to the CP Program Documents. All documents incorporated by reference into the Offering Materials (if any) will be offered to each prospective purchaser of Commercial Paper Notes at no charge. In connection with such Offering Materials and to assist the normal credit review procedures of each Dealer, the Company agrees to furnish such Dealer on a continuing basis with such information concerning the business of the Company (including financial statements), the offering and sale of the Commercial Paper Notes and the related transactions as such Dealer reasonably requests, provided that such Dealer enters into a confidentiality agreement substantially in the form of Exhibit A attached hereto (the "Confidentiality Agreement"). Any such information may only be disclosed by any of the Dealers (i) pursuant to the terms of the Confidentiality Agreement or
(ii) if (A) the party to whom such information is being disclosed signs a confidentiality agreement substantially similar to the Confidentiality Agreement and (B) such disclosure is approved by the Company.

         (f) The Offering Materials will not be distributed by any Dealer unless it is in a form satisfactory to such Dealer and the Company. No Dealer shall be responsible for any inaccuracy in the Offering Materials except to the extent such statement was provided in writing by such Dealer expressly for use in the Offering Materials, provided that the parties acknowledge that the only information provided by such Dealer for use in the Offering Materials is: with respect to CSFB, Stephanie Gentile, Investor Marketing, Short- and Medium-Term Finance Department, Credit Suisse First Boston, 11 Madison Avenue, New York, NY 10010, (212) 325-4713; and


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with respect to Chase, Ronald Flynn, U.S. Money Market Division, Chase
Securities Inc., 270 Park Avenue, 8th Floor, New York, NY 10017,(212) 834-3435;

         4. Representations and Warranties. (a) The Company represents and warrants to each Dealer as of the date hereof and as of each date contemplated by Section 5 hereof that:

                  (i) The Company (A) has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and (B) has the requisite corporate power and authority to execute and deliver this Agreement, the Commercial Paper Notes, the Depositary Agreement, the Liquidity Agreement, the Collateral Agreement and any other CP Program Document to which the Company is a party and perform its obligations hereunder and thereunder and to own its properties and conduct its business as described in the Offering Memorandum.

                  (ii) The Company is not in violation of its organizational documents and no Liquidity Agreement Amortization Event or Limited Liquidity Agreement Amortization Event or, to the Company's knowledge Potential Liquidity Agreement Amortization Event has occurred and is continuing. The execution and delivery of this Agreement, the Depositary Agreement, the Commercial Paper Notes and the other CP Program Documents to which the Company is a party and the incurrence of the obligations and consummation of the transactions herein contemplated (i) will not conflict with, or constitute a breach of or default under, the certificate of incorporation and by-laws of the Company or any material contract, indenture, mortgage, loan agreement or lease, to which the Company is a party or by which the Company may be bound, or any law, administrative regulation or court decree applicable to the Company and (ii) will not result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company except as contemplated thereby.

                  (iii) Each of this Agreement, the Depositary Agreement and the other CP Program Documents to which the Company is a party has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

                  (iv) The Commercial Paper Notes have been duly authorized for issuance, offer and sale as contemplated by this Agreement and, when issued and delivered against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws


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         relating to or affecting generally the enforcement of creditors'
         rights or by general equitable principles.

                  (v) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body (including the Securities and Exchange Commission) is required for the issuance, offer or sale of the Commercial Paper Notes by the Company in accordance with the terms of this Agreement or for the consummation of the transactions contemplated by this Agreement, the Depositary Agreement, the Commercial Paper Notes and the other CP Program Documents.

                  (vi) There are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject, other than as set forth in the Offering Memorandum and other than legal or governmental proceedings which, in each case, will not have a Material Adverse Effect on the Company's ability to perform its obligations under this Agreement, the Depositary Agreement, the Commercial Paper Notes and each other CP Program Document; and to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (vii) The Company is not an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (viii) The Commercial Paper Notes will be exempt from registration under the Act pursuant to Section 3(a)(3) thereof. Qualification of an indenture in respect to the Commercial Paper Notes under the Trust Indenture Act of 1939, as amended, will not be required in connection with the offer, issuance, sale or delivery of the Commercial Paper Notes.

                  (ix) When issued in accordance with the Depositary Agreement, the Commercial Paper Notes will rank at least pari passu with all other senior secured indebtedness of the Company.

                  (x) All representations and warranties of the Company made in the Depositary Agreement, the Liquidity Agreement and any other CP Program Document to which the Company is a party are true and correct in all material respects and are repeated herein as though fully set forth herein.

                  (xi) The Offering Materials (including the documents incorporated therein by reference) do not, and the Offering Materials (including the documents incorporated by reference therein) as amended, supplemented or otherwise modified or substituted or replaced from time to time do not and will not contain any untrue statement of a material


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         fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         (b) DTAG represents and warrants to each Dealer as of the date hereof and as of each date contemplated by Section 5 hereof that:

                  (i) DTAG (A) has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware and (B) has the requisite corporate power and authority to execute and deliver this Agreement and each other CP Program Document to which DTAG is a party and perform its obligations hereunder and thereunder.

                  (ii) Each of this Agreement and the other CP Program Documents to which DTAG is a party has been duly authorized, executed and delivered by DTAG and constitutes the legal, valid and binding obligation of DTAG enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

                  (iii) All representations and warranties of DTAG made in any CP Program Document to which DTAG is a party are true and correct in all material respects and are repeated herein as though fully set forth herein.

         5. Additional Representation and Warranty. Each acceptance by the Company of an offer for the purchase of Commercial Paper Notes shall be deemed an affirmation by the Company and (as to (i) and (iv) below) by DTAG that (i) the representations and warranties of the Company and DTAG set forth in Section 4 hereof are true and correct at the time of such acceptance (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date), and an undertaking that such representations and warranties will be true and correct at the time of delivery, to the purchaser or its agent of the Commercial Paper Note or Commercial Paper Notes relating to such acceptance, as though made at and as of such time (it being understood that insofar as such representations and warranties relate to the Offering Materials, such representations and warranties shall relate to the Offering Materials delivered to prospective purchasers of Commercial Paper Notes at the time of such acceptance and at the time of such delivery of the Commercial Paper Note or Commercial Paper Notes relating to such acceptance, respectively), (ii) since the date of the most recent Offering Materials, there has been no material adverse change in the financial condition or operations of the Company which has not been disclosed to the Dealers in writing, (iii) the conditions precedent to the issuance of the Commercial Paper Notes set forth in the CP Program Documents have been fulfilled and such Commercial Paper Notes are entitled to the benefits of the Series 1998-1 Letter of Credit, the Liquidity Agreement, the Master Collateral Agency Agreement and the Collateral Agreement, (iv) the representations and warranties of the Company and DTAG set forth in the CP Program


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Documents are true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date) and (v) the Company has performed all covenants and agreements contained in this Agreement and the other CP Program Documents required to be performed by the Company on or prior to such date.

         6. Covenants. (a) The Company will supply to each Dealer, on a continuing basis, (x) copies of all correspondence with, and all documents and other information that the Company makes available to, Standard & Poor's Ratings Services, a division of The McGraw Hill Companies ("S&P"), Moody's Investor Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Co. ("DCR") in connection with the transactions contemplated hereby, consistent with the Confidentiality Agreements to be entered into by the Dealers pursuant to this Agreement, and by the other CP Program Documents and (y) three (3) copies of all audited annual reports and all unaudited interim reports of DTAG supplied to the Company by DTAG pursuant to the CP Program Documents.

         (b) Pursuant to the Depositary Agreement, the Company will maintain a segregated trust account in the corporate trust department at the Depositary into which all of the proceeds of the sale of the Commercial Paper Notes (net of commissions) will be deposited by the Depositary. Only (i) the net proceeds of the sale of the Commercial Paper Notes and (ii) such funds as, together with the proceeds of the Commercial Paper Notes, shall be necessary to make all payments in respect of the Commercial Paper Notes, shall be deposited in such account, which shall be maintained at the Depositary separate and apart from any other account, but which may be subdivided into separate sub-accounts for bookkeeping purposes. The Company will take all action necessary to ensure that the proceeds from the sale of the Commercial Paper Notes will be used for purposes which meet the "current transactions" requirements of Section 3(a)(3) of the Act.

         (c) The Company will not use the proceeds of Commercial Paper Notes purchased and held by a Dealer, as principal, for the purchase or carrying of securities to the extent that such use would result in a violation of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

         (d) Without the prior written consent of each Dealer, the Company will not permit to become effective (i) any amendment, supplement, rider, waiver, termination, or consent to or under any Commercial Paper Note, the Depositary Agreement or any other CP Program Document to which it is a party which might adversely affect the interests of the holder of any Commercial Paper Notes then outstanding (provided, that an amendment, supplement, rider, waiver, termination, or consent relating to a change in the rating to "A-2" by S&P, "P-2" by Moody's and "D-1-" by DCR shall become effective without the prior written consent of each Dealer), provided that each Dealer is given sixty (60) days prior written notice), or (ii) the assignment of the Company's rights under any Commercial Paper Note, the Depositary


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
Agreement or any other CP Program Document. The Company will give the Dealers written notice of any such proposed amendment, supplement, rider, waiver, termination, consent or assignment at least ten days prior to the effective date thereof, and will furnish prior notice to the Dealers of any proposed resignation, termination or replacement of the Depositary. The Company agrees promptly to provide each of the Dealers with copies of any amendment, supplement, rider, waiver, termination, or consent to or under any Commercial Paper Note, the Depositary Agreement or any other CP Program Document.

         (e) The Company will immediately notify each Dealer of any downgrade of which it has knowledge, or notice received by the Company of a potential downgrade, in the rating of the Commercial Paper Notes, in any event prior to any subsequent issuance of Commercial Paper Notes, and will promptly send to each Dealer a copy of any notice or letter to that effect from S&P, Moody's or DCR.

         (f) The Company will use good faith efforts to arrange for the qualification of the Commercial Paper Notes for sale under the state securities or "blue sky" laws of such jurisdictions in the United States as any Dealer may reasonably request in writing and will maintain such qualification in effect as long as required for the distribution of the Commercial Paper Notes in such jurisdiction; provided, however, that the Company shall not be required to become subject to service of process or franchise taxation as a foreign corporation in any jurisdiction where it was not theretofore so subject.

         (g) The Company agrees to update the Offering Materials as necessary so that at the time of each sale by a Dealer of Commercial Paper Notes, the Offering Materials, as so updated, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of DTAG and the Company shall promptly inform each of the Dealers if any event occurs or condition exists which makes it necessary to revise, amend or supplement the Offering Materials in order that the Offering Materials will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to any offer or sale of Commercial Paper Notes, each Dealer shall, with the cooperation and consent of DTAG and the Company have the right to make such reasonable due diligence investigation of the business of DTAG and the Company as is usual in the course of continuous offerings of commercial paper.

         (h) The Company has credit facilities under the Liquidity Agreement and the Series 1998-1 Letter of Credit and will at all times maintain in effect committed credit facilities and/or cash collateral accounts with unutilized available amounts thereunder not less than the principal (plus interest, if any, to maturity) amount of outstanding Commercial Paper Notes and will advise, and cause the Collateral Agent to advise the Dealers, as frequently as the Dealers may request, of the status and usage of such credit facilities.


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
         (i) The Company will provide each Dealer with each notice or copy of notice required to be provided by the Company to the Dealers under this Agreement or any other CP Program Document.

         (j) For the period commencing on the date hereof and ending the date that is one year and one day after the date upon which all Commercial Paper Notes are paid in full, the Company agrees that each contract to which the Company is or will be a party (other than contracts for trade payables or contracts arising in connection with other ordinary operating expenditures) shall include a provision pursuant to which each party thereto shall agree that, prior to the close of such period, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law.

         (k) Without limiting any obligation of the Company pursuant to this Agreement to provide the Dealers with credit and financial information, the Company hereby acknowledges and agrees that each Dealer may share and exchange Offering Materials and any other information or matters relating to the Company or the transactions contemplated hereby with any of its Affiliates, consistent with the Confidentiality Agreements to be entered into by the Dealers pursuant to this Agreement, in the following circumstances: (1) for approving lines of credit, drawings or borrowings thereunder, and (2) in connection with commercial paper underwriting, arrangement or sale.

         7. Conditions Precedent to Sale or Placement of the Commercial Paper Notes. (a) Prior to the initial sale of Commercial Paper Notes hereunder, the Company shall cause to be delivered to each Dealer (i) written opinions of counsel to the Company, DTAG and the Series 1998-1 Letter of Credit Provider in form reasonably acceptable to such Dealer, (ii) a certificate of the Secretary or other appropriate officer of each of the Company and DTAG certifying true copies of the resolutions of the Company and DTAG, respectively, approving this Agreement, the Commercial Paper Notes, the Depositary Agreement and each other CP Program Document to which the Company or DTAG is a party and the transactions contemplated hereby and thereby and certifying the incumbency, authority and true signatures of the officers of the Company and DTAG, respectively, authorized to sign this Agreement, the Commercial Paper Notes, the Depositary Agreement and each other CP Program Document to which the Company or DTAG is a party, (iii) an original executed copy, photocopy or conformed copy of this Agreement, the Depositary Agreement each other CP Program Document, which shall be in form and substance reasonably acceptable to each Dealer, (iv) the letters from the Rating Agencies regarding the ratings described in paragraph (b) below,
(v) a certified copy of the Company's certificate of incorporation and its by-laws and (vi) true and correct copies any documents relating to Commercial Paper Notes executed by the Company and The Depository Trust Company, and, in connection with issuance of Commercial Paper Notes in book entry form, a copy of the master note(s) evidencing Commercial Paper Notes.


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
         (b) Prior to the initial sale of any Commercial Paper Notes hereunder, such Commercial Paper Notes shall have been rated at least "A-1" by S&P, "P-1" by Moody's and "D-1" by DCR, the Commercial Paper Notes shall be rated so by each of S&P, Moody's and DCR upon each subsequent sale of Commercial Paper Notes hereunder or shall be rated such other rating as may be acceptable to the Dealers; provided, however, that the Dealers hereby agree that a rating of A- 2 by S&P, P-2 by Moody's and "D-1-" by DCR is acceptable if such rating results solely from a downgrading of any Liquidity Lender by S&P, Moody's or DCR , as the case may be; provided further, however, the Company and DTAG each agrees to notify each of the Dealers in writing promptly following its receipt of notice or actual knowledge of the downgrade or potential downgrade of any Liquidity Lender with respect to the identity of such Liquidity Lender and what action if any the Company is taking under Section 5.9(a) of the Liquidity Agreement to replace such Liquidity Lender; provided further, however, the Company agrees to exercise its right under Section 5.9(a) of the Liquidity Agreement to replace any Liquidity Lender whose credit rating on its short-term debt has been withdrawn or downgraded by S&P, Moody's or DCR (if rated by DCR). Such ratings were obtained by the Company with the understanding that S&P, Moody's and DCR would continue to monitor the credit of the Company and make future adjustments in such ratings to the extent warranted.

         (c) It will be a condition precedent to the initial issuance of any Commercial Paper Notes and each subsequent issuance of Commercial Paper Notes that the issuance of such Commercial Paper Notes will not cause the Company to have a negative net worth. The Company will be responsible for monitoring its net worth for purposes of this Section 7(c) and hereby agrees to notify each of the Dealers promptly following its receipt of notice or actual knowledge that the issuance of such Commercial Paper Notes will cause the Company to have a negative net worth.

         (d) Prior to the sale of the Commercial Paper Notes, the Company and DTAG shall approve in writing a copy of the Offering Materials, including the Offering Memorandum.

         8. Delivery of and Payment for the Commercial Paper Notes. (a) On the date of a proposed issuance of Commercial Paper Notes, the Company shall confer with one or more of the Dealers as to the face or principal amount, maturities and denominations thereof, the applicable interest rates or the discounts from the face amounts, at which the Commercial Paper Notes are to be issued.

         (b) On any date on which Commercial Paper Notes are to be sold hereunder, each Dealer shall notify the Company as soon as practicable but not later than 12:00 noon (New York City time) on such day of the amount of Commercial Paper Notes placed by such Dealer by that time on such day.

         (c) On any date on which Commercial Paper Notes are to be sold hereunder, each Dealer shall notify the Depositary as soon as practicable, but not later than 1:15 p.m. (New York City time) on such day of the amount of Commercial Paper Notes placed by such Dealer by that time on such day.

         9. Indemnification. DTAG agrees to assume liability for and to indemnify, protect, save and hold harmless each Dealer, each individual, corporation, partnership, trust, association or other entity (each, a "Person") controlling each Dealer within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any Affiliate of any such Person or a Dealer and their respective officers, directors, shareholders, partners, servants, trustees, employees and agents (all of such indemnified entities hereinafter the "Indemnitees") from and against any and all losses, liabilities, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of whatever kind and nature, imposed upon, incurred by or asserted against the Indemnitees, which are (x) based upon or arising under the securities laws of the United States of America or of any state and any regulation, rule or interpretation thereunder or thereof to the extent arising from the transactions contemplated hereby, (y) based upon the inaccuracy of any representation made or reaffirmed by DTAG or the Company or the material breach of any agreement or covenant of DTAG or the Company contained herein or (z) based upon any untrue statement or alleged untrue statement of a material fact in the Offering Materials or in any information (whether oral or written) or documents or made available by the Company to offerees of the Commercial Paper Notes or any of their representatives, or the omission or alleged omission from the Offering Materials or from any information (whether oral or written) or documents furnished or made available by the Company or DTAG to offerees of the Commercial Paper Notes or any of their representatives of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the obligation of DTAG under this Section 9 shall not extend to any losses, liability, claims, damages, penalties, causes of action, suits, costs and expenses which have been finally judicially determined to have resulted from the Indemnitee's gross negligence or willful misconduct in respect of clauses (x) or (y) as the case may be. In case any action, suit or proceeding (each, a "Proceeding") is brought against any Indemnitee, such Indemnitee shall notify DTAG in writing as soon as practicable of the commencement thereof, DTAG will be entitled to participate therein, and, to the extent that DTAG may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Proceeding include both the Indemnitee and DTAG and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to DTAG, the Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceeding on behalf of such Indemnitee. Upon receipt of notice from DTAG to such Indemnitee of DTAG's election so to assume the defense of such Proceeding and approval by the Indemnitee, DTAG will not be liable to such Indemnitee for expenses incurred by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless
(i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that DTAG shall not be liable for the expenses of more than one separate counsel representing the Indemnitees who are parties to such Proceeding), (ii) DTAG shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of commencement of the Proceeding or (iii)

DTAG has authorized in writing the employment of counsel for the Indemnitee. DTAG agrees that, without any Indemnitee's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Proceeding in respect of which indemnification may be sought under the indemnification provision of this Agreement (whether or not such Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such Proceeding.

         The Company agrees to assume liability for and to indemnify, protect, save and hold harmless each of the Indemnitees from and against any and all losses, liabilities, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of whatever kind and nature, imposed upon, incurred by or asserted against the Indemnitees, which are (x) based upon or arising under the securities laws of the United States of America or of any state and any regulation, rule or interpretation thereunder or thereof to the extent arising from the transactions contemplated hereby, (y) based upon the inaccuracy of any representation made or reaffirmed by the Company or the material breach of any agreement or covenant of the Company contained herein or (z) based upon any untrue statement or alleged untrue statement of a material fact in the Offering Materials or in any information (whether oral or written) or documents furnished or made available by the Company or DTAG to offerees of the Commercial Paper Notes or any of their representatives, or the omission or alleged omission from the Offering Materials or in any information (whether oral or written) or documents furnished or made available by the Company to offerees of the Commercial Paper Notes or any of their representatives of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the obligation of the Company under this Section 9 shall not extend to any losses, liability, claims, damages, penalties, causes of action, suits, costs and expenses which have been finally judicially determined to have resulted from the Indemnitee's gross negligence or willful misconduct in respect of clauses (x) or (y), as the case may be. In case any Proceeding is brought against any Indemnitee, such Indemnitee shall notify the Company in writing as soon as practicable of the commencement thereof, the Company will be entitled to participate therein, and, to the extent that the Company may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Proceeding include both the Indemnitee and the Company and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, the Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceeding on behalf of such Indemnitee. Upon receipt of notice from the Company to such Indemnitee of the Company's election so to assume the defense of such Proceeding and approval by the Indemnitee, the Company will not be liable to such Indemnitee for expenses incurred by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnitees who are parties to such Proceeding), (ii) the Company shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of commencement of the Proceeding or (iii) the Company has authorized in writing the employment of counsel for the Indemnitee. The Company agrees that, without any Indemnitee's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Proceeding in respect of which indemnification may be sought under the indemnification provision of this Agreement (whether or not such Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such Proceeding.

         The foregoing indemnities will also extend to any supplemental material subsequently furnished in writing to any Dealer by DTAG or the Company for distribution to purchasers or prospective purchasers during the term of this Agreement.

         In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held unavailable (otherwise than in accordance with the terms of this Section 9), DTAG and the Company on the one hand, and any Indemnitee, on the other hand, sought to be charged with any liability shall contribute to the aggregate costs of satisfying such liability in the proportion of their respective economic interests. For purposes of this Section 9, the "economic interests" of DTAG and the Company shall be equal to the aggregate proceeds of the Commercial Paper Notes issued in connection with this Agreement received by the Company and the "economic interest" of any Indemnitee shall be equal to the aggregate commissions and fees earned hereunder by the Dealer affiliated with such Indemnitee.

         The obligations of DTAG and the Company under this Section 9 shall survive any termination of this Agreement, in whole or in part.

         Notwithstanding anything to the contrary provided herein, neither DTAG nor the Company will be liable in respect of any settlement of any pending or threatened action if such settlement is effected without their written consent, which consent shall not be withheld unless such settlement is unreasonable in light of the claims or actions against, and defenses available to, the Indemnitee.

         10. Fees and Expenses. Each Dealer shall be entitled to compensation and reimbursement of expenses in the amounts mutually agreed upon (orally or in writing) between the Company and such Dealer from time to time including, without limitation, all of such Dealer's reasonable out-of-pocket expenses, related to the printing and distribution of any Offering Materials and any distribution expenses and the reasonable fees and disbursements of its counsel in connection with the review and negotiation of this Agreement and the other CP Program Documents.

         11. Notices. Unless otherwise indicated, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  Dollar Thrifty Funding Corp.
                  5330 East 31st Street
                  Tulsa, OK 74135

                  Attention:     Michael H. McMahon
                  Telephone No.: (918) 669-3914
                  Facsimile No.: (918) 669-2925

         If to DTAG:

                  Dollar Thrifty Automotive Group, Inc.
                  5330 East 31st Street
                  Tulsa, OK 74135

                  Attention:        Steven B. Hildebrand
                  Telephone No.:    (918) 660-7700
                  Facsimile No.:    (918) 669-2970


         If to CSFB:

                  Credit Suisse First Boston Corporation
                  Eleven Madison Avenue
                  New York, New York  10010-3629

                  Attention:        Short and Medium-Term Finance Department
                  Telephone No.:    (212) 325-7198
                  Facsimile No.:    (212) 325-8183

         If to Chase:

                  Chase Securities Inc.
                  270 Park Avenue, 9th Floor
                  New York, NY  10017

                  Attention:        Money Market Division
                  Telephone No.:    (212) 834-5070
                  Facsimile No.:    (212) 834-6560

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11 to the other party hereto.

         12. GOVERNING LAW. THIS AGREEMENT AND EACH COMMERCIAL PAPER NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         13. Jurisdiction. Each of DTAG and the Company irrevocably agrees, for the benefit of the holders of Commercial Paper Notes and each Dealer, that any legal action, suit or proceeding against it arising out of this Agreement may be brought in the United States District Court for the Southern District of New York or in the courts of the State of New York and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each of DTAG and the Company designates CT Corporation System with offices at 1633 Broadway, New York, New York 10019 as its agent to receive, accept and acknowledge on its behalf, service of any legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or in the courts of the State of New York which may be made on such agent in accordance with legal procedures prescribed for such courts. If for any reason such agent shall cease to be available to act as such, DTAG and the Company agree to designate a new agent in the City of New York satisfactory to each Dealer. Each of DTAG and the Company further irrevocably agrees to the service of any legal process, summons, notices and documents out of any of the aforesaid courts by mailing copies thereof by registered or certified air mail, postage prepaid, to it at its address designated pursuant to this Agreement. Nothing herein shall in any way be deemed to limit the ability of the holder of any Commercial Paper Notes or any Dealer, to serve any such legal process, summons, notices and documents in any other manner, as may be permitted by applicable law or to obtain jurisdiction over DTAG or the Company, or bring actions, suits or proceedings against DTAG or the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.

         14. Choice of Forum. Each of DTAG and the Company agrees that any suit, action or proceeding brought by DTAG or the Company against any Dealer in connection with or arising out of this Agreement, any agreement, instrument or document entered into in connection with this Agreement or the offer and sale of Commercial Paper Notes shall be brought solely in either the United States Federal courts located in the Borough of Manhattan, the City of New York or in the courts of the State of New York located in the Borough of Manhattan, the City of New York.

         15. Amendment and Termination; Successors; Counterparts. (a) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by all parties hereto. The Company may terminate this Agreement as to all parties or as to one or more Dealers, or a Dealer may terminate this Agreement as to itself only upon thirty (30) days written notice to each other party hereto, provided that such termination shall not affect the obligations of the parties hereunder with respect to Commercial Paper Notes outstanding at the time of such termination and actions or events occurring prior to such termination or with respect to Section 9, 10, 19, 20 or 22 hereof.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns hereunder.

         (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

         16. Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         17. Effective Date. This Agreement shall be effective as of the date and year first above written.

         18. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability, of such provision in any other jurisdiction.

         19. Bankruptcy. Each Dealer covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Commercial Paper Notes Outstanding, it will not institute against, or join any other Person in instituting against, the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that any Dealer takes action in violation of this Section 19, the Company agrees, for the benefit of the Holders of the Commercial Paper Notes, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Dealer against the Company or the commencement of such action and raise the defense that such Dealer has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert; and such Dealer acting in violation of this Section 19 shall be liable for and pay the costs and expenses of the Company incurred in connection therewith. The provisions of this Section 19 shall survive the termination of this Agreement.

         20. Limited Recourse. Each Dealer agrees that the obligations of the Company to such Dealer pursuant to Section 9 hereof shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of the Collateral Agreement. Such obligations shall be due and payable by the Company only to the extent that the Company's Assets are sufficient to pay such obligations. No claims of any Dealer arising under or in connection with the Collateral Agreement are intended to be impaired or waived by this Section 20. The agreement of each Dealer under this Section 20 shall survive termination of this Agreement.

         21. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings among the parties.

         22. Assignment. This Agreement may not be assigned by DTAG or the Company without the prior written consent of each of the Dealers or by any Dealer without the prior written consent of each of DTAG and the Company, and any such assignment without such consent shall be null and void. Notwithstanding the immediately preceding sentence, this Agreement may be assigned or transferred by any of the Dealers to any Affiliate of such Dealer upon at least 30 days prior written notice to each of the Company and DTAG; provided, that, the Dealer shall remain liable and responsible for its duties and obligations hereunder if such assignment or transfer is to an Affiliate of such Dealer.

         23. Several Obligations. The Company acknowledges that the Dealers are acting severally under this Agreement, and not jointly, and no Dealer shall have any responsibility whatsoever for any purchase commitment or other undertaking made by any other Dealer hereunder.


                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       DOLLAR THRIFTY FUNDING CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:




                                       DOLLAR THRIFTY AUTOMOTIVE
                                        GROUP, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       CREDIT SUISSE FIRST BOSTON
                                       CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       CHASE SECURITIES INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A


                                                                          , 199

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, OK 74135

Attention:  Steven B. Hildebrand

Dollar Thrifty Funding Corp.
5330 East 31st Street
Tulsa, OK 74135

Attention: Michael H. McMahon

         Re:  Confidentiality Agreement

Ladies and Gentlemen:

         In order to induce Dollar Thrifty Funding Corp. (the "Company") and Dollar Thrifty Automotive Group, Inc. ("DTAG") to provide us with certain confidential and proprietary information concerning the Company and DTAG, and the Company's assets, credit, liquidity and finances, the Company's business relationships, various manufacturers and other persons, and any other confidential and proprietary information provided by the Company or DTAG at any time, in each case identified by DTAG or the Company as confidential and proprietary (all of such information collectively referred to herein as the "Confidential Information") for the sole purpose of and use by us in evaluating whether to act or continue to act as a dealer in connection with the Company's asset backed commercial paper program ("Transactions"), we hereby agree with the Company and DTAG as follows:

         1. Confidential Information shall not be disclosed by the recipient without prior written permission of each of the Company and DTAG except on a confidential basis to those directors, officers, representatives and employees of the recipient who are directly participating in, or engaged in the evaluation of the proposed Transactions or persons in similar positions with its affiliate who have a need to know. In furtherance of such undertakings, the recipient agrees that it will not duplicate or distribute to anyone, other than its directors, officers, employees and authorized representatives (including its accountants, attorneys and agents) who are directly participating in the Transactions or persons in similar positions with its affiliates who have a need to know, any of the Confidential Information for any purpose, including any competitive purpose, other than the Transactions.

         2. We shall cause our directors, officers, representatives, and employees, to observe the terms of this Agreement to the same extent that we are required to do so.

         3. Notwithstanding any other provision in this Agreement, we and our affiliates may disclose such information as may be required (a) by court order, subpoena or similar process issued by a court of competent jurisdiction or by a governmental body, (b) in any report, statement or testimony submitted to any municipal, state, federal or other regulatory body having jurisdiction over such party or any of its affiliates and required by such regulatory body to be so disclosed, (c) in order to comply with any law, order, regulation or ruling applicable to such party or any of its affiliates, and we shall promptly inform the Company and DTAG of our disclosure to any party pursuant to this paragraph 3 (other than disclosure of information to regulatory bodies in the normal course of their regulatory oversight that is not publicly available), or (d) in any court proceeding instituted by or against Credit Suisse First Boston Corporation and its affiliates (collectively, "CSFB") or Chase Securities Inc. or its affiliates (collectively, "Chase") in furtherance of the establishment of defenses available to CSFB or Chase, or (e) to correct any untrue statements or errors in the Offering Materials (as such term is defined in that certain Dealer Agreement, dated March 4, 1998, among DTAG, the Company, as issuer, and Credit Suisse First Boston Corporation and Chase Securities Inc., each as a dealer thereto (the "Dealer Agreement")).

         4. The Confidential Information shall not include and this Agreement shall not apply to any information which (i) is described or included in the Offering Materials, (ii) was or becomes generally available to the public, without violation of any obligation of confidentiality by us or our representatives, (iii) was or becomes available to us from a third party, provided we do not believe such third party is prohibited from transmitting the information to us, or (iv) was or becomes available to us on a non-confidential basis prior to its disclosure by the Company DTAG or their representatives.

         5. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed therein, and shall be binding on the parties' successors and assigns.

         6. Unless such Confidential Information becomes public at an earlier date, our obligations under this Agreement with respect to an item of Confidential Information shall terminate on the earliest of (a) one (1) year after the date of the termination of the Dealer Agreement; or (b) upon the consent of the Company or DTAG.

         7. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.



                     [Remainder of Page Intentionally Blank]

                                       Very truly yours,

                                       CREDIT SUISSE FIRST BOSTON
                                       CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       CHASE SECURITIES INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



Agreed and Accepted:

DOLLAR THRIFTY AUTOMOTIVE
GROUP, INC.


By:
   -------------------------------
   Name:
   Title:


DOLLAR THRIFTY FUNDING CORP.


By:
   -------------------------------
   Name:
   Title: